                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 21, 2003
         --------------------------------------------------------------

                              HANOVER DIRECT, INC.
          -------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

                DELAWARE                                  13-0853260
   -----------------------------------            -----------------------------
      (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
            OF INCORPORATION)                         IDENTIFICATION NUMBER)

             115 RIVER ROAD
          EDGEWATER, NEW JERSEY                            07020
   -----------------------------------                 --------------
          (ADDRESS OF PRINCIPAL                          (ZIP CODE)
           EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
                                                           --------------



--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.


         As a result of filings made by Richemont Finance S.A., a Luxembourg company ("Richemont"), and certain related parties with the Securities and Exchange Commission (the "Commission") on May 21, 2003, Hanover Direct, Inc. ("Hanover") learned that Richemont sold to Chelsey Direct, LLC, a Delaware limited liability company ("Chelsey"), on May 19, 2003 all of Richemont's securities in Hanover consisting of 29,446,888 shares of Common Stock of Hanover (the "Common Shares") and 1,622,111 shares of Series B Participating Preferred Stock of Hanover (the "Series B Preferred Shares" and, together with the Common Shares, the "Shares") for a purchase price equal to US $40 million. Hanover was not a party to such transaction and did not provide Chelsey with any material, non-public information in connection with such transaction, nor did Hanover's Board of Directors endorse the transaction. As a result of the transaction, Chelsey succeeds to Richemont's rights in the Common Shares and the Series B Preferred Shares, including the right of the holder of the Series B Preferred Shares to a Liquidation Preference with respect to such shares which was equal to $98,202,600 on May 19, 2003, the date of the sale of the Shares, and which increases to and caps at $146,168,422 on August 23, 2005, the final redemption date of the Series B Preferred Shares.

         On May 13, 2003, Hanover made a proposal to Richemont to purchase all the Common Shares and Series B Preferred Shares for a purchase price of US $45 million, subject to a number of material contingencies, including the consummation of the sale of certain assets of Hanover to a third party or parties within 120 days and the consent of Hanover's Board of Directors, shareholders and its secured lender to such transactions. Hanover's proposal, if consummated, would have resulted in a reduction in the number of shares of Common Stock of Hanover outstanding from 138,315,800 to 108,868,912 and a reduction in the number of shares of Series B Participating Preferred Stock of Hanover outstanding from 1,622,111 to 0. Richemont did not respond to Hanover's proposal. Hanover's May 2003 proposal followed a proposal made by Hanover to Richemont in the fall of 2002, which was described in a Current Report on Form 8-K filed by Hanover with the Commission on November 21, 2002.



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                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HANOVER DIRECT, INC.
                                   -----------------------------------
                                  (Registrant)

May 22, 2003                       By: /s/ Edward M. Lambert
                                   -----------------------------------
                                   Name:  Edward M. Lambert
                                   Title: Executive Vice President and
                                          Chief Financial Officer